Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Annual Report of mPhase Technologies, Inc., a New Jersey corporation (the "Company"), on Form 10K/A Amendment No. 5 for the fiscal year ended June 30, 2009 as filed with the Securities and Exchange Commission (the "Report"), I, Martin Smiley, EVP, Chief Financial Officer and General Counsel of the Company certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Martin Smiley
Martin Smiley
EVP, CFO and General Counsel

July 20, 2010